EXHIBIT 5

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

                                                August 9, 1999

SFAC New Holdings, Inc.
520 Lake Cook Road
Suite 550
Deerfield, Illinois 60015

            Registration Statement on Form S-4 (Registration No. 333-83149)

Ladies and Gentlemen:

            In connection with the referenced Registration Statement on Form S-4 (the "Registration Statement") filed on July 19, 1999 by SFAC New Holdings, Inc. (the "Issuer"), a Delaware corporation, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested to render our opinion as to the legality of the securities being registered. The Registration Statement registers under the Act the issuance of the Issuer's 13% Senior Secured Discount Debentures due 2009 (the "Exchange Debentures"). The Exchange Debentures are to be offered in exchange for (i) the Issuer's outstanding 13% Senior Secured Discount Debentures due 2009 (the "Initial Debentures") and (ii) the outstanding 13% Senior Secured Discount Debentures due 2005 of Specialty Foods Acquisition Corporation, a Delaware corporation, and will be issued under the Indenture (the "Indenture"), dated as of June 11, 1999, between the Issuer and United
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SFAC New Holdings, Inc.
August 9, 1999
Page -2-


States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Registration Statement.

            In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

            (i) the Registration Statement (including its exhibits);

            (ii) the Indenture included as Exhibit 4.2 to the Registration
                 Statement;

            (iii) the proposed form of the Exchange Debentures included as
                  Exhibit A to the Indenture; and

            (iv) the Registration Rights Agreement, dated as of June 11, 1999, among the Issuer and holders of the Initial Debentures
                 (the "Registration Rights Agreement").

In addition, we have examined: (i) those corporate records of the Issuer that we have considered appropriate; and (ii) those other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below.

            In our examination of the documents and in rendering the opinion set forth below, we have assumed, without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other
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SFAC New Holdings, Inc.
August 9, 1999
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documents, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents which we examined,
(ii) that the Exchange Debentures will be issued as described in the Registration Statement, (iii) that the Indenture was duly authorized, executed and delivered by the Trustee and is a valid and binding agreement of the Trustee, (iv) that the Registration Rights Agreement was duly authorized, executed and delivered by or on behalf of each of the holders of the Initial Debentures and is a valid and binding agreement of each of the holders of the Initial Debentures and (v) that the Exchange Debentures will be in substantially the form attached to the Indenture and that any information omitted from them will be properly added. We have also relied upon certificates of public officials and officers of the Issuer.

            Based on the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when the Exchange Debentures are duly issued, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Debentures will be legal, valid and binding obligations of the Issuer enforceable against it in accordance with their terms.

            Our opinion is subject to the qualification that the enforceability of the Indenture and the Exchange Debentures may be (i) subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).
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SFAC New Holdings, Inc.
August 9, 1999
Page -4-


            Our opinion is limited to matters of New York law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

                              Very truly yours,


                              /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON